                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                   GENERAL FORM FOR REGISTRATION OF SECURITIES

                       Pursuant to Section 12(b) or (g) of
                       The Securities Exchange Act of 1934

                        ARDEN REALTY LIMITED PARTNERSHIP

             (Exact name of registrant as specified in its charter)


                Maryland                                  95-4599813
   --------------------------------         -----------------------------------
   (State or other jurisdiction of          (I.R.S. Employer Identification
   incorporation or organization)            Number)

      11601 Wilshire Boulevard
          Fourth Floor
      Los Angeles, California                               90025
   ---------------------------------------  -----------------------------------
  (Address of principal executive offices)                (Zip Code)



If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities to be registered pursuant to Section 12(b) of the Act:

                                      None


Securities to be registered pursuant to Section 12(g) of the Act:

                    8.875% Senior Notes due 2005
                    9.150% Senior Notes due 2010

Item 1. Description of Registrant's Securities to be Registered.

        This registration statement relates to the registration with the Securities and Exchange Commission of 8.875% senior notes due 2005 and 9.150% senior notes due 2010 of Arden Realty Limited Partnership, a Maryland limited partnership. The description of the securities to be registered hereunder is set forth under the caption "Description of Exchange Notes" in Arden Realty Limited Partnership's registration statement on Form S-4 (File No. 333-35406), filed with the Securities and Exchange Commission on April 21, 2000, and is incorporated herein by reference.


Item 2. Exhibits

EXHIBIT NO.
----------

        1* Form of 2005 notes, filed as an exhibit to Arden Realty Limited Partnership's registration statement on Form S-4 (File No. 333-35406) filed with the Commission on April 21, 2000.

        2* Form of 2010 notes, filed as an exhibit to Arden Realty Limited Partnership's registration statement on Form S-4 (File No. 333-35406) filed with the Commission on April 21, 2000.

        3* Indenture between Arden Realty Limited Partnership and The Bank of New York, as trustee, dated March 14, 2000, filed as an exhibit to Arden Realty Limited Partnership's registration statement on Form S-4 (File No. 333-35406) filed with the Commission on April 21, 2000.

        4* Registration Rights Agreement between Arden Realty Limited Partnership and the initial purchasers, dated March 17, 2000, filed as an exhibit to Arden Realty Limited Partnership's registration statement on Form S-4 (File No. 333-35406) filed with the Commission on April 21, 2000.

--------------------

            (*) Incorporated by reference.

                                   SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  May 8, 2000                ARDEN REALTY LIMITED PARTNERSHIP

                                  By: Arden Realty, Inc.

                                  By:    /s/ Diana M. Laing
                                     ----------------------------------
                                     Diana M. Laing
                                     Chief Financial Officer


                                       3